Exhibit 10.2

Advertising Consignment Agreement

Between:

●	ASC Certified Labor and Social Insurance Consultant Corporation (hereinafter referred to as “Party A”)

●	Robot Consulting Co., Ltd. (hereinafter referred to as “Party B”)

Both parties agree to enter into the following advertising consignment agreement (hereinafter referred to as “this Agreement”).

Article 1 (Purpose)

1.	Party A and Party B shall execute this Agreement in accordance with the attached application form (hereinafter referred to as “Application Form”).

2.	Party B shall, with the duty of care of a good manager, perform the advertising placement business (hereinafter referred to as “Advertisement”) by the date specified in the Application Form (hereinafter referred to as “Designated Date”), and Party A shall pay the fees for the completed portion of the performance.

3.	Even if not specified in the Application Form, Party B shall perform any actions deemed necessary for carrying out the Advertisement as instructed by Party A and at the expense of Party B.

Article 2 (Fees) The fee payable by Party A to Party B shall be as follows:

- 199,800 yen per month per placement (excluding tax)

Article 3 (Performance and Completion Report)

1.	Party A may request Party B to report the status of the performance of the contract when deemed necessary.

2.	Party B shall immediately notify Party A upon completion of the Advertisement and obtain confirmation from Party A.

3.	Party A shall complete the confirmation within ten days from the date of notification in the preceding paragraph.

4.	Party B shall be deemed to have completed the Advertisement upon confirmation in the preceding paragraph.

Article 4 (Prohibition of Re-consignment) Party B shall not re-consign all or a major part of the Advertisement to a third party without the prior consent of Party A.

Article 5 (Transfer of Rights) Party B shall not transfer, assign, or pledge the rights or obligations arising from this Agreement to any third party without the prior consent of Party A.

Article 6 (Contract Period) This Agreement shall be renewed monthly from November 1, 2022, and shall remain in effect until one month after Party A notifies in writing of termination.

Article 7 (Amendment of Contract due to Changed Circumstances) If, after the conclusion of the contract, significant changes in economic conditions due to unforeseen circumstances such as natural disasters make the terms of the contract significantly inappropriate, Party A or Party B may amend the contract amount, period, and other terms upon consultation with the other party.

Article 8 (Payment of Contract Fee)

1.	Party B may request payment of the contract fee upon completion of the Advertisement. However, if the payment method is specified or if Party A specifies a different payment date in the Application Form, the specified method or date shall apply.

2.	Party A shall, in principle, make payment by bank transfer to the account designated by Party B within three months from the date of the request in the preceding paragraph.

Article 9 (Termination)

1.	Party A or Party B may terminate this Agreement immediately without notice if any of the following events occur:

(1)	Breach of this Agreement or any terms based on it
(2)	Application for provisional attachment, provisional disposition, compulsory execution, auction, or delinquent tax collection from a third party
(3)	Application for bankruptcy, special liquidation, civil rehabilitation, or corporate reorganization, or if such application is made by the party itself
(4)	Suspension of payments or issuance of dishonored promissory notes or checks, or suspension of bank transactions
(5)	Acts that cause loss of trust or damage to the other party
(6)	Significant deterioration of the financial condition or other reasonable cause making it difficult to continue transactions
(7)	Involvement with anti-social forces
(8)	Other events similar to the preceding items

2.	In the event of termination based on the preceding paragraph, Party A shall pay Party B a reasonable amount for the performed portion of the work.

Article 10 (Resolution of Doubts) In the event of any doubts regarding the interpretation of the provisions of this Agreement or the Application Form, or any matters not specified in this Agreement or the Application Form, Party A and Party B shall resolve them through mutual consultation.

Article 11 (Exclusive Jurisdiction) All disputes related to this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

In witness whereof, this Agreement is executed in duplicate, with each party retaining one copy.

Date: October 22, 2022

Party A:

ASC Certified Labor and Social Insurance Consultant Corporation
5-1-13 Shiba, Minato-ku, Tokyo
Representative: Daisuke Kubo (Seal)

Party B:

Robot Consulting Co., Ltd.
1-7-3-3F Shinkawa, Chuo-ku, Tokyo
Representative Director: Akihito Usui (Seal)